Exhibit 99.2

LTS Group Holdings LLC

Condensed Consolidated Financial Statements

as of and for the nine months ended

September 30, 2017 (Unaudited)

LTS Group Holdings LLC

Table of Contents

Page
Condensed Consolidated Financial Statements as of and for the nine months ended September 30, 2017 (Unaudited)
Condensed Consolidated Statement of Financial Position	3
Condensed Consolidated Statement of Operations	4
Condensed Consolidated Statement of Comprehensive Income	5
Condensed Consolidated Statement of Cash Flows	6
Notes to Condensed Consolidated Financial Statements	7-15

LTS Group Holdings LLC

Condensed Consolidated Statement of Financial Position

As of September 30, 2017 (Unaudited)

(in thousands of dollars, except for number of units)

Assets
Current assets
Cash and cash equivalents	$14,765
Accounts receivable, net of doubtful accounts and sales allowance of $2,237	59,237
Unbilled revenue	3,707
Other current assets	19,242

Total current assets	96,951
Property and equipment, net	2,170,972
Goodwill	2,186,008
Intangible assets, net	769,541
Other long-term assets	13,012

Total assets	$5,236,484

Liabilities and Members’ Equity
Current liabilities
Accounts payable	$42,957
Accrued expenses and other current liabilities	83,162
Current portion of long-term debt	23,209
Current portion of deferred revenue	55,434
Current portion of capital leases	326

Total current liabilities	205,088
Deferred revenue	303,300
Deferred income tax liabilities, net	360,068
Other long-term liabilities	49,886
Long-term debt, net of current portion and unamortized debt issue costs and discounts	2,846,566
Long-term capital leases, net of current portion	130

Total liabilities	3,765,038

Commitments and contingencies (Note J)
Members’ equity
Class A Units, $1,000 par value, 697,133 units issued and outstanding	697,133
Class A-1 Units, $1,953 par value, 432,558 units issued and outstanding	844,787
Class B Units, $1,000 par value, 41,670 units issued and 16,668 units outstanding	16,668
Class B-1 Units, $1,953 par value, 10,703 units issued and 1,271 units outstanding	2,482
Additional paid-in capital	2,694
Accumulated losses	(92,318)

Total members’ equity	1,471,446

Total liabilities and members’ equity	$5,236,484

The accompanying notes are an integral part of these condensed consolidated financial statements.

LTS Group Holdings LLC

Condensed Consolidated Statement of Operations

For the nine months ended September 30, 2017 (Unaudited)

(in thousands of dollars)

Revenue	$596,640

Operating expenses
Cost of revenue	163,611
Depreciation and amortization	184,428
General and administrative expense	82,419
Transaction costs	969

Total operating expenses	431,427

Income from operations	165,213

Other expense
Interest expense, net	130,409
Other expense	338

Total other expense, net	130,747

Income before income taxes	34,466
Provision for income taxes	15,593

Net income	$18,873

The accompanying notes are an integral part of these condensed consolidated financial statements.

LTS Group Holdings LLC

Condensed Consolidated Statement of Comprehensive Income

For the nine months ended September 30, 2017 (Unaudited)

(in thousands of dollars)

Net income	$18,873
Other comprehensive income, net of tax
Change in fair value of cash flow hedges	579

Comprehensive income	$19,452

The accompanying notes are an integral part of these condensed consolidated financial statements.

LTS Group Holdings LLC

Condensed Consolidated Statement of Cash Flows

For the nine months ended September 30, 2017 (Unaudited)

(in thousands of dollars)

Cash flows from operating activities:
Net income	$18,873
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	184,428
Accretion on asset retirement obligations	3,627
PIK interest accrued in 12% Unsecured (“HoldCo PIK”) Notes	21,299
Amortization of debt issue costs and discounts	10,903
Deferred income taxes	9,000
Loss on disposal of property and equipment	1,286
Share-based compensation	1,473
Decrease in allowance for doubtful accounts and sales allowance	(4)
Changes in assets and liabilities, net of acquisitions
Accounts receivable and unbilled revenue	(16,563)
Other current and long-term assets	(7,674)
Accounts payable, accrued expenses and other current liabilities	3,341
Income taxes receivable	974
Deferred revenue	41,578
Other long-term liabilities	311

Net cash provided by operating activities	272,852

Cash flows from investing activities:
Purchase of property and equipment	(349,176)

Net cash used in investing activities	(349,176)

Cash flows from financing activities:
Borrowings from Revolving loan facility	107,500
Payments of Revolving loan facility	(12,500)
Principal payments of First Lien loan facility	(17,409)
Principal payments on capital lease obligations	(372)

Net cash provided by financing activities	77,219

Net increase in cash and cash equivalents	895
Cash and cash equivalents
Beginning of period	13,870

End of period	$14,765

Supplemental disclosures
Interest paid	$98,085
Income taxes paid	4,288
Property and equipment in accounts payable and accrued expenses	59,527
Property and equipment additions from asset retirement obligation	1,452

The accompanying notes are an integral part of these condensed consolidated financial statements.

LTS Group Holdings LLC

Notes to Condensed Consolidated Financial Statements

As of and for the nine months ended September 30, 2017 (Unaudited)

NOTE A – BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

LTS Group Holdings LLC, incorporated on December 19, 2012 in the State of Delaware, is the ultimate parent company of a number of subsidiaries engaged in providing custom high-capacity fiber-optic based network solutions to enterprises, government, carriers and data center customers throughout the Northeast and Midwest. LTS Group Holdings LLC and its wholly-owned subsidiaries (collectively, the “Company”) is majority owned by Berkshire Partners LLC. The Company is headquartered in Boxborough, Massachusetts and its primary operating subsidiary is LTS Buyer LLC (“LTSB”).

On November 1, 2017, the Company was acquired by Crown Castle International (“CCI”) for cash consideration of approximately $7.1 billion, in accordance with the Agreement and Plan of Merger (“Merger Agreement”) dated July 18, 2017. These condensed consolidated financial statements are recorded at historical costs and do not reflect any fair value adjustments related to the purchase of the Company by CCI on November 1, 2017.

Basis of Preparation

The accompanying condensed consolidated financial statements include all the accounts of LTS Group Holdings LLC and its wholly-owned subsidiaries. All inter-company accounts and transactions have been eliminated in consolidation. The accompanying condensed consolidated financial statements and related notes are unaudited and have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and do not include all of the note disclosures required by GAAP for complete financial statements. These condensed consolidated financial statements should, therefore, be read in conjunction with the consolidated financial statements and notes thereto for the year ended December 31, 2016.

In the opinion of management, all adjustments considered necessary for a fair presentation of financial position, results of operations and cash flows of the Company have been included herein.

The results of operations for the nine months ended September 30, 2017 are not necessarily indicative of the operating results for any future interim period or the full year.

Significant Accounting Policies

There have been no changes to the Company’s significant accounting policies as described in the Company’s consolidated financial statements for the year ended December 31, 2016.

Use of Estimates

Conformity with GAAP requires the use of estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. The accounting estimates that require management’s most significant and subjective judgments include, but are not limited to, allowance for doubtful accounts, sales allowance, valuation and recognition of share-based compensation, useful lives of long-lived assets, valuation of goodwill and intangibles, valuation of asset retirement obligations, and fair value of assets acquired and liabilities assumed in business combinations. Actual results may differ materially from those estimates under different assumptions or conditions.

LTS Group Holdings LLC

Notes to Condensed Consolidated Financial Statements

As of and for the nine months ended September 30, 2017 (Unaudited)

NOTE A – BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – Continued

Fair Value of Financial Instruments

As of September 30, 2017 the fair values of cash and cash equivalents, accounts receivables, accounts payable and accrued liabilities approximated their carrying values due to the short-term nature of these instruments. The fair value of debt is approximately $2.93 billion based on comparable quoted market prices (level 2) at September 30, 2017.

Derivative Instruments and Hedging Activities

Derivative instruments are recognized as either assets or liabilities at fair value on the consolidated statements of financial position. The Company uses derivative instruments primarily for cash flow hedges. For derivative instruments that are designated and qualify as cash flow hedges, the changes in fair values of outstanding cash flow hedge derivatives, except the ineffective portion, are recorded in other comprehensive income (“OCI”) until net earnings is affected by the variability of cash flows of the hedged transaction. Gains and losses on the derivative representing either hedge ineffectiveness or hedge components excluded from the assessment of effectiveness are recognized in current period earnings.

The Company enters into derivative agreements only with creditworthy counterparties and does not utilize financial instruments for trading or speculative purposes. Use of derivative instruments for risk management are reviewed and approved by the Company’s Board of Directors.

The Company entered into interest rate swap contracts to eliminate the first three years variability of interest payments cash flows due to fluctuation of interest rates applicable to the first $600 million of the First Lien Loan Facility. These interest rate swap contracts were designated as a cash flow hedge and expired on June 30, 2017.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash equivalents and accounts receivable. The Company maintains its cash equivalents with reputable financial institutions in the United States.

Most of the Company’s revenue was derived from telecommunication carriers and other large enterprises. There was no single customer that exceeded 10% of total revenue for the nine months ended September 30, 2017.

Accounts receivables are unsecured and derived from revenue from customers. The Company had 1 customer with a receivable balance of 11% of total accounts receivables as of September 30, 2017.

LTS Group Holdings LLC

Notes to Condensed Consolidated Financial Statements

As of and for the nine months ended September 30, 2017 (Unaudited)

NOTE A – BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – Continued

Recently Issued Accounting Pronouncements Not Yet Adopted

In August 2016, the FASB issued ASU 2016-15, “Statement of Cash Flows (Topic 230): Classifications of Certain Cash Receipts and Cash Payments.” The new standard provides guidance for eight changes with respect to how cash receipts and cash payments are classified in the statement of cash flows, with the objective of reducing diversity in practice. The standard is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2017, with early adoption permitted. The Company does not plan to early adopt, nor does it expect the adoption of this new standard to have a material impact on its condensed consolidated financial statements.

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842).” The new guidance supersedes existing guidance on accounting for leases in Topic 840 and is intended to increase the transparency and comparability of accounting for lease transactions. ASU 2016-02 requires most leases to be recognized on the balance sheet. Lessees will need to recognize a right-of-use asset and a lease liability for virtually all leases. The liability will be equal to the present value of lease payments. The asset will be based on the liability, subject to adjustment, such as for initial direct costs. For income statement purposes, the FASB retained a dual model, requiring leases to be classified as either operating or finance. Lessor accounting remains similar to the current model, but updated to align with certain changes to the lessee model and the new revenue recognition standard (ASU 2014-09). The ASU will require both quantitative and qualitative disclosures regarding key information about leasing arrangements. The standard is effective for fiscal years, and interim periods within those fiscal years, beginning after December 31, 2018, with early adoption permitted. The Company is evaluating the effect that ASU 2016-02 will have on its consolidated financial statements and related disclosures, and expects the new guidance to significantly increase the reported assets and liabilities on the Consolidated Balance Sheets. The Company does not expect to early adopt this ASU.

In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers (Topic 606),” which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The ASU will replace most existing revenue recognition guidance in GAAP when it becomes effective. In July 2015, the FASB deferred the effective date to annual reporting periods and interim reporting periods within annual reporting periods beginning after December 15, 2017. The Company is in the process of performing a comprehensive analysis of its revenue streams and contractual arrangements to identify the effects of ASU 2014-09 on the consolidated financial statements and is developing new accounting and reporting policies, business and internal control processes and procedures to facilitate adoption of the standard. The Company will also have to comply with new revenue disclosure requirements. The Company will continue to review and evaluate underlying contract information that will be used to support new accounting and disclosure requirements under ASU 2014-09 and evaluate other matters that may result from adoption of the standard.

LTS Group Holdings LLC

Notes to Condensed Consolidated Financial Statements

As of and for the nine months ended September 30, 2017 (Unaudited)

NOTE B – OTHER CURRENT ASSETS

Other current assets consist of the following as of September 30, 2017 (in thousands of dollars):

Prepaid network expenses	$8,715
Prepaid property taxes	6,375
Prepaid expenses	3,897
Others	255

Other current assets	$19,242

NOTE C – PROPERTY AND EQUIPMENT, NET

Property and equipment, net consist of the following as of September 30, 2017 (in thousands of dollars):

Fiber optic lines and conduits	$2,130,474
Electronics	409,160
Construction-in-progress	80,293
Buildings and improvements	37,351
Equipment and office furniture	28,057
Leasehold improvements	6,608
Vehicles	7,241
Land	1,109

2,700,293
Less: Accumulated depreciation	(529,321)

Property and equipment, net	$2,170,972

Cost of certain fiber optic lines and vehicles under capital lease included in property and equipment as of September 30, 2017 amounted to $9.9 million and the related accumulated amortization amounted to $2.9 million.

Depreciation expense for the nine months ended September 30, 2017 amounted to $133.4 million.

LTS Group Holdings LLC

Notes to Condensed Consolidated Financial Statements

As of and for the nine months ended September 30, 2017 (Unaudited)

NOTE D – GOODWILL AND INTANGIBLE ASSETS

The carrying amount of goodwill for the Company’s single reporting unit as of September 30, 2017 amounted to $2.2 billion.

The Company’s intangible assets subject to amortization consist of the following as of September 30, 2017 (in thousands of dollars):

	Weighted average remaining life	Amount
Customer relationships	12	$961,600
Right-of-way	6	7,724
Tradename	9	23,400

		992,724
Less: Accumulated amortization		(223,183)

Intangible assets, net		$769,541

Amortization of intangible assets for the nine months ended September 30, 2017 amounted to $51.0 million. Estimated amortization expenses on the intangible assets in the next 5 years, and thereafter, are as follows (in thousands of dollars):

Year ending December 31,
Remainder of 2017	$16,534
2018	66,139
2019	66,139
2020	66,139
2021	66,139
Thereafter	488,451

$769,541

LTS Group Holdings LLC

Notes to Condensed Consolidated Financial Statements

As of and for the nine months ended September 30, 2017 (Unaudited)

NOTE E – ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities consist of the following as of September 30, 2017 (in thousands of dollars):

Accrued capital expenses	$22,231
Accrued payroll and benefits	20,545
Accrued cost of revenue	17,799
Accrued taxes and licenses	11,632
Customer deposits	5,956
Accrued interest expense	2,053
Other	2,946

Accrued expenses and other current liabilities	$83,162

NOTE F – ASSET RETIREMENT OBLIGATIONS

The changes in the carrying value of the Company’s asset retirement obligations, included in other long-term liabilities, for the nine months ended September 30, 2017 are as follows (in thousands of dollars):

Balance, beginning of period	$38,751
Accretion expense	3,627
Addition to liability	1,452

Balance, end of period	$43,830

NOTE G – MEMBERS’ EQUITY

During the nine months ended September 30, 2017, 4,167 Class B Units and 985 Class B-1 Units have vested.

LTS Group Holdings LLC

Notes to Condensed Consolidated Financial Statements

As of and for the nine months ended September 30, 2017 (Unaudited)

NOTE H – PROVISION FOR INCOME TAXES

The Company’s effective tax rate for the nine months ended September 30, 2017 was calculated as follows:

Income before income taxes	$34,466
Add: Losses from pass-through subsidiaries	5,284

Adjusted Corporate income before taxes	39,750
Provision for income taxes	15,593

Effective income tax rate	39.2%

For tax provision purpose, entities that are not subject to entity level federal and state income taxes are excluded from the effective tax rate calculation. The Company’s effective tax rate for each period was larger than the federal statutory rate of 35% primarily due to impact of state income taxes.

NOTE I – RELATED PARTY TRANSACTIONS

During the nine months ended September 30, 2017, the Company has provided or received certain services in arm’s-length transactions from entities where certain Members of the Company have equity interest (related parties).

The following is the summary of accounts receivables, accounts payables and accrued expenses and the related revenue and expense (including capital expenditures) of the Company with these related parties as of and for the nine months ended September 30, 2017 (in thousands of dollars):

		As of September 30, 2017		Nine months ended
		Accounts Receivable	Accounts Payable and accrued expenses	Revenue	Capex/ expense
Hugh O’Kane	Telecommunication construction	$—	$4,145	$—	$16,387
Metro	Network and telecommunication construction	—	7	16	30
Masergy	Hosting services	(4)	—	1,744	—
Hosting.com	Hosting services	12	—	58	28

		$8	$4,152	$1,818	$16,445

LTS Group Holdings LLC

Notes to Condensed Consolidated Financial Statements

As of and for the nine months ended September 30, 2017 (Unaudited)

NOTE J – COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company has operating leases for certain rights-of-way, facilities and other assets under various agreements which, in addition to rental payments, may require payments for insurance, maintenance, property taxes and other executory costs related to the lease. Certain leases provide for adjustments in lease costs based upon adjustments in various price indexes and increases in the landlord’s management costs. The right-of-way agreements have various expiration dates through March 2058. Rent expense under these right-of-way agreements included in the cost of revenue in the condensed consolidated statement of operations for the nine months ended September 30, 2017 was $33.0 million.

The Company has obligations under non-cancelable operating leases for certain colocation and office facilities. Rent expense, including common area maintenance cost, under non-cancelable lease agreements included in the cost of revenue in the condensed consolidated statements of operations for the nine months ended September 30, 2017 was $42.3 million. Rent expense, including common area maintenance cost, under non-cancelable lease agreements included in the general and administrative expense in the condensed consolidated statement of operations for the nine months ended September 30, 2017 was $3.5 million.

The following is a summary of future minimum payments due under operating leases and right-of-way agreements in the next 5 years, and thereafter (in thousands of dollars):

Year ending December 31,
Remainder of 2017	$20,485
2018	70,929
2019	59,703
2020	41,879
2021	31,605
Thereafter	133,468

$358,069

Sales and Use Taxes

The Company bills sales and use tax to many of its customers. Any amounts collected from customers or due from customers are remitted to the appropriate government agency. The Company has $1.6 million of taxes collected from customers included in the accrued and other current liabilities in the condensed consolidated statement of financial position as of September 30, 2017.

Indemnifications

The Company enters into agreements from time to time in the ordinary course of business pursuant to which it agrees to indemnify third parties for certain claims. The Company has also entered into purchase and sale agreements relating to the sale or acquisition of assets containing customary indemnification provisions. The Company has not made any payments under these agreements during the nine months ended September 30, 2017. Management is not aware of any agreements that could result in a material payment individually or in the aggregate as of September 30, 2017.

LTS Group Holdings LLC

Notes to Condensed Consolidated Financial Statements

As of and for the nine months ended September 30, 2017 (Unaudited)

NOTE J – COMMITMENTS AND CONTINGENCIES

Litigation

The Company is subject to litigation, claims, investigations and audits arising from time to time in the ordinary course of business. Management intends to vigorously defend the Company against these matters. The outcome of these matters, individually and in the aggregate, is not expected to have a material impact on the Company’s cash flows, results of operations, or financial position.

Letters of Credit

At September 30, 2017, the Company has outstanding irrevocable standby letters of credit secured under the Revolving Loan Facility that were issued to certain parties of $8.3 million.

NOTE K – SUBSEQUENT EVENTS

As discussed in Note A, the Company was acquired by and became a wholly-owned subsidiary of CCI on November 1, 2017. A portion of the cash consideration was used to pay off all of the Company’s outstanding long-term debt, including the related accrued interest and the Notional Incentive Units under the 2013 and 2015 Performance Incentive Plans that vested upon change of control. The aggregate payment of the Notional Incentive Units amounted to $83.4 million, which was recognized on October 31, 2017, the date that the change of control became probable.

The Company has evaluated events through November 13, 2017, the date the condensed consolidated financial statements are complete and approved for issuance.